UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230

Austin, Texas 78738

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 575-3637

Boxwood Merger Corp.

8801 Calera Drive

Austin, Texas 78735

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 14, 2020 (the “Closing Date”), Atlas Technical Consultants, Inc. (formerly known as Boxwood Merger Corp.), a Delaware corporation (the “Company”), consummated its previously announced acquisition of Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate”), pursuant to the Unit Purchase Agreement, dated as of August 12, 2019, as amended on January 22, 2020 (the “Purchase Agreement”), by and among the Company, Atlas TC Holdings LLC, a wholly-owned subsidiary of the Company and a Delaware limited liability company (“Holdings”), Atlas TC Buyer LLC, a wholly-owned subsidiary of Holdings and a Delaware limited liability company (the “Buyer”), Atlas Intermediate and Atlas Technical Consultants Holdings LP, a Delaware limited partnership (the “Seller”). The acquisition of Atlas Intermediate pursuant to the Purchase Agreement together with the other transactions contemplated by the Purchase Agreement is referred to herein as the “business combination.”

Following the consummation of the business combination (the “Closing”), the combined company is organized in an “Up-C” structure in which the business of Atlas Intermediate and its subsidiaries is held by Holdings and will continue to operate through the subsidiaries of Atlas Intermediate, and in which the Company’s only direct assets will consist of common units of Holdings (“Holdings Units”). The Company is the sole manager of Holdings in accordance with the terms of the amended and restated limited liability company agreement of Holdings (the “Holdings LLC Agreement”) entered into in connection with the consummation of the business combination.

In connection with the consummation of the business combination, the Company changed its name from “Boxwood Merger Corp.” to “Atlas Technical Consultants, Inc.” Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including Atlas Intermediate and its subsidiaries, after the Closing, and “Boxwood” refers to the registrant prior to the Closing.

Item 1.01.	Entry into a Material Definitive Agreement.

GSO Subscription Agreement

On February 14, 2020, in connection with the Closing and the previously disclosed Commitment Letter, dated as of January 22, 2020 (the “Commitment Letter”), Holdings and GSO COF III AIX-2 LP (“GSO COF”) entered into a subscription agreement (the “Subscription Agreement”) pursuant to which, GSO COF purchased 145,000 units of a new class of Series A Senior Preferred Units of Holdings (the “Preferred Units”) at a price per Preferred Unit of $978.21 for an aggregate cash purchase price of $141,840,000, which represents a 2.12% original issue discount on the Preferred Units (such purchase, the “GSO Placement”).

The GSO Placement was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the full text of the Subscription Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Terms of the Preferred Units

Ranking

The Preferred Units rank senior in priority to all other existing and future equity securities of Holdings with respect to liquidation preference and distribution rights.

Liquidation Preference

The Preferred Units have a liquidation preference of $1,000 per Preferred Unit (the “Liquidation Preference”).

Dividends

Subject to any limitations set forth in the Credit Facility (as defined herein), the Preferred Units pay a dividend of 5% per annum, plus either an additional 6.25% per annum in cash or 7.25% per annum in additional Preferred Units, at Holdings’ option, payable quarterly in arrears.

If a cash dividend is not able to be made because of a limitation under the Credit Facilities, then the Liquidation Preference with respect to any Unit shall increase to 3.5625% in any quarter until a cash dividend can be made.

Voting

The Preferred Units do not possess voting rights.

Conversion

The Preferred Units are not convertible into any other security of Holdings.

Redemption

Holdings may redeem the Preferred Units beginning on the second anniversary of the Closing Date at a price of 103% of the Liquidation Preference (the “Redemption Premium”), and on the third anniversary of their issuance at the Liquidation Preference, in each case plus accrued and unpaid dividends. The Preferred Units may only be redeemed by Holdings within the first two years of the Closing date upon a change of control as described below, in which case such Preferred Units will be redeemed at a customary make-whole amount as if the Preferred Units were redeemed on the second anniversary.

Subject to the terms of Holdings’ and its subsidiaries’ senior credit agreements, Holdings will be required to redeem the Preferred Units at the Redemption Premium, plus accrued and unpaid dividends, in the event of (i) a change of control, (ii) sales or other dispositions of all or substantially all of Holdings’ assets and (iii) the insolvency or bankruptcy of Holdings or any of its material subsidiaries.

Finally, holders of the Preferred Units may require Holdings to redeem their Preferred Units at the Liquidation Preference, plus accrued and unpaid dividends, beginning on the eighth anniversary of the Closing Date, subject to certain customary limitations.

Covenants of Holdings

The terms of the Preferred Units include customary covenants for preferred equity, including limitations on debt incurrence, equity issuances and the payments of dividends.

Board Observer

GSO COF has the right to appoint one non-voting observer to Boxwood’s and Holdings’ respective Boards of Directors.

The foregoing description of the terms of the Preferred Units does not purport to be complete and is qualified in its entirety by the terms and conditions of the Holdings LLC Agreement, a copy of which is filed as Exhibit 10.8 hereto and is incorporated by reference herein.

Support Letter

On February 14, 2020, in connection with the Closing, Boxwood entered into a support agreement (the “Support Agreement”) with GSO Capital Opportunities Fund III, LP (“GSO Fund”), pursuant to which, instead of purchasing shares of Class A common stock directly from the Company, as had previously been contemplated by the Commitment Letter, GSO Fund purchased 1,000,000 publicly-traded shares of Class A common stock that were withdrawn from redemption, at a price of $10.26 per share (the “Market Purchase”).  In connection with the Market Purchase, Boxwood agreed, among other things, (i) to sell to the GSO Fund 1,000,000 shares of Class A common stock if the Market Purchase was not consummated in satisfaction of GSO Fund’s obligations under the Commitment Letter (ii) to reduce the original issue discount on the Preferred Units from 2% to 2.12% and (iii) to provide certain indemnification rights in connection with the Market Purchase.

The foregoing description of the Support Letter does not purport to be complete and is qualified in its entirety by the full text of the Support Letter, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Credit Agreement

In connection with business combination, Buyer, as the initial borrower, entered into a senior credit facility (the “Credit Facility”) consisting of (i) a $281.0 million senior secured Term Loan and (ii) a $40.0 million senior secured Revolver pursuant to that certain Credit Agreement dated February 14, 2020, by and among Holdings, Buyer, and pursuant to the business combination, Atlas Intermediate, which will become the new borrower by operation of law and as further provided in Section 9.19 of such Credit Agreement, the lenders party thereto, the issuing banks party thereto and Macquarie Capital Funding LLC, as administrative agent and swing line lender (the “Credit Agreement”).

The Term Loan will mature on the date that is seven years after date hereof and the Revolver will mature on the date that is five years after date hereof. The Term Loan will be funded at closing and used, in part, to fully repay and terminate outstanding obligations of approximately $171 million, pay transaction expenses incurred in connection with the business combination and for other general working capital purposes.

Interest is payable monthly or at the end of the applicable interest period in arrears on any outstanding borrowings. The interest rates under the Credit Facility will be will be equal to either (i) Adjusted LIBO Rate (as defined in the Credit Agreement), plus a 4.75%, or (ii) an Alternate Base Rate (as defined in the Credit Agreement), plus 3.75%.

The Credit Facility is guaranteed by Holdings and secured by (i) a first priority pledge of the equity interests of subsidiaries of Holdings and Atlas Intermediate and (ii) a first priority lien on substantially all other assets of Holdings, Atlas Intermediate and all of their direct and indirect subsidiaries.

The Credit Agreement contains a financial covenant which requires Holdings, Atlas Intermediate and all of their direct and indirect subsidiaries on a consolidated basis to maintain a Total Net Leverage Ratio (as defined in the Credit Agreement) tested on a quarterly basis that does not exceed (i) 5.50 to 1.0 with respect to the fiscal quarters ending on June 30, 2020 and September 30, 2020 and (ii) 5.00 to 1.00 with respect to the fiscal quarter ending December 31, 2020 and as of the end of each fiscal quarter thereafter.

The Credit Agreement also includes a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of each of Holdings, Atlas Intermediate and all of their direct and indirect subsidiaries to:

●	incur additional indebtedness and make guarantees;
●	incur liens on assets;
●	engage in mergers or consolidations or fundamental changes;
●	dispose of assets;
●	pay dividends and distributions or repurchase capital stock;
●	make investments, loans and advances, including acquisitions;
●	amend organizational documents and other material contracts;
●	enter into certain agreements that would restrict the ability to incur liens on assets;
●	repay certain junior indebtedness;
●	enter into certain transactions with affiliates;
●	enter into sale leaseback transactions; and
●	change the conduct of its business.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and/or certain other conditions and (ii) a number of other traditional exceptions that grant the Company continued flexibility to operate and develop its business.

The Credit Agreement also includes customary affirmative covenants, representations and warranties and events of default.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Nomination Agreement

On February 14, 2020, in connection with the Closing, the Company entered into a nomination agreement with Seller (the “Nomination Agreement”). Under the Nomination Agreement, Seller has the right to designate a certain number of individuals for nomination by the Company’s Board of Directors (the “Board”) to be elected by the Company’s stockholders based on the percentage of the voting power of the outstanding Class A common stock and Class B common stock, par value $0.0001 (the “Class B common stock,” and, together with the Class A common stock, “common stock”) beneficially owned by the Seller and its affiliates, in the aggregate, as follows: (i) for so long as the Seller beneficially owns at least 50% of the aggregate voting power of the Company, the Seller will have the right to nominate at least a majority of all directors of the Board; (ii) for so long as the Seller beneficially owns less than 50% and equal to or greater than 35% of the aggregate voting power of the Company, the Seller will have the right to designate three directors; (iii) for so long as the Seller beneficially owns less than 35% and equal to or greater than 15% of the aggregate voting power of the Company, the Seller will have the right to designate two directors; and (iv) for so long as the Seller beneficially owns less than 15% and equal to or greater than 5% of the aggregate voting power of the Company, the Seller will have the right to designate one director. In accordance with the terms of the Nomination Agreement, the size of the Board will be fixed based on the number of individuals the Seller is entitled to designate for nomination to be elected as directors.

The Nomination Agreement also provides that the members of the management team of Atlas Intermediate shall not, transfer shares of common stock or warrants to purchase shares of common stock beneficially owned or otherwise held by them prior to the termination of the Initial Lock Up Period.

The foregoing description of the Nomination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Nomination Agreement, the form of which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Continuing Members Registration Rights Agreement

On February 14, 2020, in connection with the Closing, the Company entered into a registration rights agreement (the “Continuing Members RRA”) with the Seller and its limited partners (the “Continuing Members”). Under the Continuing Members RRA, the Company will have certain obligations to register for resale under the Securities Act all or any portion of the shares of the Class A common stock that the Continuing Members hold as of the date of the Continuing Members RRA and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor (collectively, the “Continuing Member Registrable Securities”).

The Company is required to, within 30 days of the Closing Date, file a registration statement registering the resale of the Continuing Member Registrable Securities. Additionally, Atlas Technical Consultants SPV, LLC and Arrow Environmental SPV LLC (together, “BCP”) may demand an unlimited number of underwritten offerings for all or part of the Continuing Member Registrable Securities held by BCP and the other Continuing Members under the Continuing Member RRA.

Holders of the Continuing Member Registrable Securities have certain “piggy-back” registration rights with respect to registration statements. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The foregoing description of the Continuing Member RRA does not purport to be complete and is qualified in its entirety by the full text of the Continuing Members RRA, which is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

GSO Registration Rights Agreement

On February 14, 2020, in connection with the Closing, the Company entered into a registration rights agreement (the “GSO RRA”) with GSO Capital Opportunities Fund III LP and the other holders party thereto (together, “GSO”). Under the GSO RRA, the Company will have certain obligations to register for resale under the Securities Act all or any portion of the shares of the Class A common stock that the Continuing Members hold as of the date of the GSO RRA and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor (collectively, the “GSO Registrable Securities”).

The Company is required to, within 30 days of the Closing Date, file a registration statement registering the resale of the RRA Registrable Securities. Additionally, GSO may demand up to two underwritten offerings for all or part of the RRA Registrable Securities held by GSO under the GSO RRA.

Holders of the GSO Registrable Securities have certain “piggy-back” registration rights with respect to registration statements and rights to require the Company to register for resale the GSO Registrable Securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The GSO RRA does not contemplate the payment of penalties or liquidated damages to GSO as a result of a failure to register, or delays with respect to the registration of, the GSO Registrable Securities.

The foregoing description of the GSO RRA does not purport to be complete and is qualified in its entirety by the full text of the GSO RRA, the form of which is attached hereto as Exhibit 10.6 and is incorporated by reference herein.

Voting Agreement

On February 14, 2020, in connection with the Closing, the Company and Boxwood Sponsor LLC (the “Sponsor”) entered into voting agreement (the “Voting Agreement”) pursuant to which the Sponsor agreed to vote its shares of Class A common stock in favor of each individual nominated for election to the Board who has been recommended by the Board for such appointment or nomination pursuant to the Nomination Agreement at every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of members of the Board, subject to the terms and conditions set forth therein.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, which is attached hereto as Exhibit 10.7 and is incorporated by reference herein.

Lock-Up Agreement

On February 14, 2020, in connection with the Closing, the Company and the Sponsor entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which the Sponsor agreed to not transfer, sell, assign or otherwise dispose of any Class A common stock or warrants to purchase Class A common stock of the Company during the period commencing on the Closing Date and ending on the earlier of (a) the date that is twelve months following the Closing Date or (b) if BCP transfers either (i) shares of common stock beneficially owned or otherwise held by BCP resulting in gross proceeds to BCP equal to at least $50,000,000 or (ii) all shares of common stock beneficially owned or otherwise held by BCP which were subject to an initial six month restriction on transfer, if the proceeds received from the transfer of such shares of common stock is less than $50,000,000, the date on which the reported sales price of the common stock equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lock-Up Agreement, which is attached hereto as Exhibit 10.8 and is incorporated by reference herein.

Amended and Restated Limited Liability Company Agreement of Holdings

On February 14, 2020, in connection with the Closing, the Company and other member parties thereto entered into the amended and restated limited liability company agreement of Holdings (the “LLC Agreement”). The LLC Agreement sets forth, among other things, the rights and obligations of the holders of Holdings Units.

Managing Member.    Under the LLC Agreement, the Company is the sole managing member of Holdings. As the sole managing member, the Company is able to control all of the day-to-day business affairs and decision-making of Holdings without the approval of any other member, unless otherwise stated in the LLC Agreement. As such, the Company, through its officers and directors, is responsible for all operational and administrative decisions of Holdings and the day-to-day management of Holdings’ business. Pursuant to the terms of the LLC Agreement, the Company may not resign or cease to be the managing member of Holdings unless proper provision is made, in compliance with the LLC Agreement, so that the obligations of the Company, its successor (if applicable) and any new managing member and the rights of all members under the LLC Agreement and applicable law remain in full force and effect.

Compensation; Reimbursement.    The Company will not be entitled to compensation for its services as managing member. The Company, as managing member, and other members of Holdings will be entitled to reimbursement by Holdings for all costs, fees, operating expenses and other expenses of Holdings (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to Holdings) incurred in pursuing and conducting, or otherwise related to, the activities of Holdings.

Distributions.    Distributions to Holdings’ equity holders may be declared by the managing member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the managing member shall determine (in its sole discretion in accordance with the fiduciary duties as provided in the LLC Agreement) using such record date as the managing member may designate; provided that, so long as the Preferred Units remain outstanding, such distributions shall only be declared at the end of a quarter so long as there remain funds legally available therefor after the cash payments required to be paid to the Preferred Unitholders in such Quarter. Any such distribution shall be made to Holdings’ equity holders as of the close of business on such record date on a pro rata basis (subject to certain exceptions) in accordance with the number of Holdings Units owned by each member as of the close of business on such record date.

Common Unit Redemption Right.    The LLC Agreement provides that Bernhard Capital Partners Management LP and its affiliates, and following the date that is six months from the Closing Date, each of the other members of Holdings (other than the Company and its subsidiaries) has a right to cause Holdings to redeem from time to time, all or a portion of such member’s Holdings Units (together with an equal number of shares of Class B common stock) for either (x) the delivery by Holdings of a number of shares of Class A common stock equal to the number of Holdings Units surrendered or (y) at Holdings’ election made in accordance with the LLC Agreement, the delivery by Holdings of cash equal to the Cash Election Amount (as defined in the LLC Agreement) calculated with respect to such redemption.

If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A common stock are converted or changed into another security, securities or other property, or (ii) the Company, by dividend or otherwise, distributes to all holders of the shares of Class A common stock evidences of its indebtedness or assets, including securities (including shares of Class A common stock and any rights, options or warrants to all holders of the shares of Class A common stock to subscribe for, to purchase or to otherwise acquire shares of Class A common stock, or other securities or rights convertible into, or exchangeable or exercisable for, shares of Class A common stock) but excluding any cash dividend or distribution as well as any such distribution of indebtedness or assets received by the Company from Holdings in respect of the Holdings Units, then upon any subsequent redemption, in addition to the shares of Class A common stock or the Cash Election Amount, as applicable, each member of Holdings shall be entitled to receive the amount of such security, securities or other property that such member would have received if such redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.

Preferred Units.    The LLC Agreement sets forth the rights and terms of the Preferred Units. A summary of which is set forth above.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by the full text of the LLC Agreement, the form of which is attached hereto as Exhibit 10.9 and is incorporated by reference herein.

Restrictive Covenant Agreement

On February 14, 2020, in connection with the Closing, Holdings and BCP entered into a restrictive covenant agreement (the “Restrictive Covenant Agreement”) pursuant to which the BCP parties covenanted not to (i) for a period of two years, induce or attempt to induce any of the executives named therein or any other executive officer of Atlas Intermediate to leave the employ of Atlas Intermediate, (ii) for a period of two years, hire any executive who was employed by Atlas Intermediate at any time during the 12 month period prior to the Closing, (iii) for a period of two years, induce or attempt to induce any person that is a customer, supplier or material business relation of Atlas Intermediate to cease doing business with Atlas Intermediate, (iv) make certain types of disparaging or false statements and (v) disclose certain confidential information, subject to the terms and conditions therein.

The foregoing description of the Restrictive Covenant Agreement does not purport to be complete and is qualified in its entirety by the full text of the Restrictive Covenant Agreement, which is attached hereto as Exhibit 10.10 and is incorporated by reference herein.

Item 2.01	Completion of Acquisition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference.

The business combination was approved by the Company’s stockholders at a special meeting of the Company’s stockholders held on February 11, 2020 (the “Special Meeting”). The business combination was completed on February 14, 2020.

As of the Closing Date and following the completion of the business combination, the Company had the following outstanding securities:

●	5,827,342 shares of Class A Common Stock;

●	23,912,988 shares of Class B Common Stock;

●	23,750,000 warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share.

As of the Closing Date and following the completion of the business combination, the Seller and its limited partners (the “Continuing Members”) owned an aggregate of 23,912,988 Holdings Units redeemable on a one-for-one basis for shares of Class A Common Stock. Upon the redemption by any Continuing Member of Holdings Units for shares of Class A common stock, a corresponding number of shares of Class B Common Stock held by such Continuing Member will be cancelled.

At the Closing, following the cancellation of 1,750,000 shares of the Sponsor’s Class F common stock, par value $0.0001 (the “Class F common stock”) contemplated by the Purchase Agreement, and the conversion of each outstanding share of the Class F common stock to one share of Class A common stock, the Sponsor owned an aggregate 1,975,000 shares of Class A Common Stock and 3,750,000 private placement warrants.

The rules of the Nasdaq Stock Market define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Following the Closing Date and following the completion of the business combination, the Seller and its limited partners hold approximately 80% of the voting power of the Company. As a result, the Company is a controlled company under the listing rules of the Nasdaq Stock Market (a “Controlled Company”) and the rules of the Securities and Exchange Commission. As a Controlled Company, the Company qualifies for exemptions from certain corporate governance rules, including (i) a board of directors comprised of a majority of independent directors; (ii) compensation of the Company’s executive officers being determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Following the Closing, the Company intends to rely on the exemptions described in clauses (ii), (iii) and (iv) above. If the Company ceases to be a Controlled Company, and its securities are still listed on Nasdaq, it will be required to comply with these requirements by the date its status as a Controlled Company changes or within specified transition periods applicable to certain provisions, as the case may be.

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in its subsidiaries, including Holdings.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding the Company’s or management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about the anticipated benefits of the business combination, the future financial performance of the Company and expansion plans and opportunities.

The forward-looking statements contained in this Current Report on Form 8-K are based on the Company’s and management team’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that were anticipated. These forward-looking statements involving a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	the Company’s ability to maintain the listing of our Class A common stock and warrants on Nasdaq;
●	the Company’s ability to raise financing in the future;
●	the Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors;
●	the Company’s securities’ potential liquidity and trading;
●	changes adversely affecting the business in which the Company is engaged;
●	the risks associated with cyclical demand for the Company’s services and vulnerability to industry downturns and regional and national downturns;
●	fluctuations in the Company’s revenue and operating results;
●	unfavorable conditions or further disruptions in the capital and credit markets;
●	the Company’s ability to generate cash, service indebtedness and incur additional indebtedness;
●	competition from existing and new competitors;
●	the Company’s ability to integrate any business we acquire;
●	the Company’s ability to recruit and retain experienced personnel;
●	risks related to legal proceedings or claims, including liability claims;
●	the Company’s dependence on third-party contractors to provide various services;
●	safety and environmental requirements that may subject the Company to unanticipated liabilities;
●	general economic conditions; and
●	other factors detailed under the section entitled “Risk Factors” in the Definitive Proxy Statement filed by Boxwood with the Securities and Exchange Commission on November 12, 2020 (the “Proxy Statement”) and “Update to Risk Factors” in the Proxy Supplement filed with the Securities and Exchange Commission on January 28, 2020 (the “Proxy Supplement”) which are incorporated herein by reference.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business and Properties

The business of Atlas prior to the business combination is described in the Proxy Statement in the section entitled “Business of Atlas,” which is incorporated herein by reference. The business of the Company prior to the business combination is described in the Proxy Statement in the section entitled “Other Information Related to Boxwood,” which is incorporated by reference herein.

Risk Factors

Certain risks associated with the Company’s business are described in the Proxy Statement in the section entitled “Risk Factors” and in the Proxy Supplement in the section entitled “Update to Risk Factors,” which are incorporated by reference herein.

The Company is a Controlled Company. As a result, it qualifies for, and has elected to rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies.

Upon the completion of the business combination, BCP beneficially owned a majority of the voting power of all outstanding shares of the Company’s common stock, making it a Controlled Company. Pursuant to Nasdaq listing standards, a Controlled Company may elect not to comply with certain Nasdaq listing standards that would otherwise require it to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Following the closing of the business combination, the Company intends to rely on the exemptions described in clauses (ii), (iii) and (iv) above.

Accordingly, the Company’s stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

In addition, on June 20, 2012, the SEC passed final rules implementing provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 pertaining to compensation committee independence and the role and disclosure of compensation consultants and other advisers to the compensation committee. The SEC’s rules direct each of the national securities exchanges (including Nasdaq) to develop listing standards requiring, among other things, that: (i) compensation committees be composed of fully independent directors, as determined pursuant to new independence requirements; (ii) compensation committees be explicitly charged with hiring and overseeing compensation consultants, legal counsel and other committee advisors; and (iii) compensation committees be required to consider, when engaging compensation consultants, legal counsel or other advisors, certain independence factors, including factors that examine the relationship between the consultant or advisor’s employer and us. As a Controlled Company, the Company is not subject to these compensation committee independence requirements.

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations—Boxwood

Management’s discussion and analysis of financial condition and results of operations of Boxwood described in the Proxy Statement in the section entitled “Boxwood Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated by reference herein. In addition, management’s discussion and analysis of financial condition and results of operations of Boxwood described in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019 is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations—Atlas Intermediate

The information set forth in Exhibit 99.2 to this Current Report on Form 8-K is incorporated by reference herein.

Quantitative and Qualitative Information About Market Risk

The section entitled “Quantitative and Qualitative Information about Market Risk set forth in Exhibit 99.2 to this Current Report on Form 8-K is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s voting common stock as of February 14, 2020 by:

●	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our executive officers and directors; and

●	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The table below represents beneficial ownership of voting common stock, comprised of Class A common stock and Class B common stock. The beneficial ownership of our voting common stock is based on 29,740,330 shares of common stock outstanding, of which 5,827,342 shares are Class A common stock and 23,912,988 shares are Class B common stock.

The beneficial ownership percentages set forth below take into account the issuance of shares of Class A common stock upon the exercise of warrants to purchase shares of Class A common stock that will become exercisable 30 days after the Closing Date.

Name and Address of Beneficial Owner(1)	Number of shares	%
Directors, Executive Officers
L. Joe Boyer(2)	510,000	1.7%
Walter Powell(3)	180,000	*
Stephen M. Kadenacy(4)(10)	5,975,000	17.9%
Brian Ferraioli	—	—
Leonard Lemoine	—	—
Jeff Jenkins	—	—
George P. Bevan	—	—
R. Foster Duncan	—	—
Daniel G. Weiss	—	—
Joe Reece(5)	25,000	*
All Directors and Executive Officers as a Group (Ten Individuals)	6,690,000	18.6%
Five Percent Holders:
Bernhard Capital Partners(6)	20,102,059	67.59%
GSO Entity(7)	2,200,000	7.4%
Boxwood Sponsor LLC(4)(8)	5,975,000	17.9%
MIHI LLC(8)(9)	6,175,000	18.4%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the stockholders listed is 13215 Bee Cave Parkway Building A, Suite 260, Austin, Texas 78738.
(2)	Comprised solely of shares of Class B common stock.
(3)	Comprised solely of shares of Class B common stock.
(4)	Comprised of 2,225,000 shares of Class A common stock and 3,750,000 shares of Class A common stock underlying private placement warrants that will become exercisable 30 days after the Closing Date.
(5)	Mr. Reece holds an economic interest in Boxwood Management Company, LLC and pecuniary interests in the securities beneficially owned by Boxwood Management Company, LLC. Mr. Reece disclaims such beneficial ownership except to the extent of his pecuniary interest therein.
(6)	Comprised solely of shares of Class B common stock. B CP’s interest is held through Atlas Technical Consultants Holdings LP and indirectly by the BCP Energy Services Funds. The general partner of Atlas Technical Consultants Holdings LP is Atlas Technical Consultants Holdings GP LLC, which is indirectly wholly owned by BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and BCP Energy Services Executive Fund, LP (collectively, the “BCP Energy Services Funds”). The general partner of all three BCP Energy Services Funds is BCP Energy Services Fund GP, LP. The general partner of BCP Energy Services Fund GP, LP is BCP Energy Services Fund UGP, LLC. BCP Energy Services Fund UGP, LLC is managed by J.M. Bernhard, Jr. and Jeff Jenkins. Each of the BCP entities and Messrs. Bernhard and Jenkins may be deemed to beneficially own such shares directly or indirectly controlled, but each disclaims beneficial ownership of such shares in excess of its pecuniary interest therein. The address of each of the BCP entities and Messrs. Bernhard and Jenkins is 400 Convention Street, Suite 1010, Baton Rouge, Louisiana 70802.
(7)	GSO Capital Opportunities Fund III LP (the “GSO Entity”) directly holds the reported shares shown above. GSO Capital Opportunities Associates III LLC is the general partner of GSO Capital Opportunities Fund III LP. GSO Holdings I L.L.C. is the managing member of GSO Capital Opportunities Associates III LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Entity. Blackstone Holdings I/II GP L.L.C. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Entity (other than the GSO Entity to the extent of its direct holdings). The business address of this stockholder is c/o GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, New York 10154.

(8)	Boxwood Sponsor LLC is jointly owned and managed by MIHI Boxwood Sponsor, LLC, which is controlled by MIHI LLC, and Boxwood Management Company, LLC. MIHI LLC and Boxwood Management Company, LLC have shared voting and dispositive power with respect to the shares held by Boxwood Sponsor LLC and, as such, may be deemed to beneficially own the shares held by Boxwood Sponsor LLC. Each of MIHI LLC and Boxwood Management Company, LLC disclaim such beneficial ownership except to the extent of their respective pecuniary interests therein.
(9)	Comprised of 2,425,000 shares of Class A common stock and 3,750,000 shares of Class A common stock underlying private placement warrants that will become exercisable 30 days after the Closing Date. MIHI LLC owns a majority interest in, and is the sole manager of, MIHI Boxwood Sponsor, LLC. As such, MIHI LLC may be deemed to beneficially own the shares held by our Sponsor. MIHI LLC is a member managed LLC. MIHI LLC is indirectly controlled by Macquarie Group Limited, a publicly listed company in Australia. Shemara Wikramanayake is the chief executive officer of Macquarie Group Limited and in such position has voting and dispositive power with respect to securities held by MIHI Boxwood Sponsor, LLC. By virtue of the relationships described in this footnote, Macquarie Group Limited and Ms. Wikramanayake may be deemed to share beneficial ownership of all shares held by MIHI Boxwood Sponsor, LLC. Each of Macquarie Group Limited and Ms. Wikramanayake expressly disclaims any such beneficial ownership, except to the extent of their individual pecuniary interests therein. The address of each of MIHI LLC and MIHI Boxwood Sponsor, LLC is c/o Macquarie Capital (USA) Inc., 125 West 55th Street, L-22, New York, NY 10019-5369.
(10)	Mr. Kadenacy owns a majority interest in, and is the sole manager of, Boxwood Management Company, LLC. As such, he may be deemed to beneficially own the shares held by Boxwood Management Company, LLC or Boxwood Sponsor LLC. Mr. Kadenacy disclaims such beneficial ownership except to the extent of his pecuniary interest therein.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately following the Closing is set forth in the Proxy Statement in the section entitled “Management of the Company Following the business combination,” which is incorporated by reference herein.

In connection with and effective upon the Closing, each of Boxwood’s officers and directors resigned.

At the Special Meeting, each of L. Joe Boyer, Stephen Kadenacy, Duncan Murdoch, George P. Bevan, R. Foster Duncan, Daniel G. Weiss and Joe Reece were elected by the Company’s stockholders to serve as directors of the Company, with Messrs. Boyer and Reece to serve as Class I directors, Messrs. Weiss and Duncan to serve as Class II directors and Messrs. Kadenacy, Murdoch and Bevan to serve as Class III directors.

At the time of the Closing, Duncan Murdoch delivered a letter to the Company and the Board stating that he is no longer willing to serve on the Board and as such, will no longer be joining the Board. In addition, the size of the Board was increased to nine members effective upon the Closing pursuant to and in accordance with the Nomination Agreement.

Effective as of immediately following the Closing, the Board appointed Jeff Jenkins, Leonard Lemoine and Brian Ferraioli to serve as directors of the Board pursuant to the terms of the Nomination Agreement.

Brian Ferraioli

Mr. Ferraioli is a director of the Company as of the Closing. Mr. Ferraioli is also an operating partner at Bernhard Capital Partners, and has worked with the firm since 2017. Mr. Ferraioli served as Executive Vice President and Chief Financial Officer of KBR, Inc., an engineering, construction and services company from 2013 to 2017. Prior to KBR, Mr. Ferraioli was Executive Vice President and Chief Financial Officer at The Shaw Group, Inc. (now part of McDermott International, Inc.) from July 2007 to February 2013, when the company was acquired by Chicago Bridge & Iron Company N.V. Prior to joining The Shaw Group, Mr. Ferraioli served as Vice President and Controller of Foster Wheeler, AG. Mr. Ferraioli is a Director and Chairman of the Audit Committee of Vistra Energy Corp, is a Director of, Chair of the Audit Committee and on the Compensation Committee of Charah Solutions, Inc. and is a Director of and Chair of the Audit Committee of Team, Inc. Mr. Ferraioli has approximately 40 years of experience in senior finance and accounting roles in the engineering and construction industries and is also a National Association of Corporate Directors Governance Fellow. Previously, Mr. Ferraioli served as a director and chairman of the audit committee of Babcock & Wilcox Enterprises and its predecessor company Babcock & Wilcox, Inc. He also previously served on the board of directors of Adolfson & Peterson, a privately owned construction company. Mr. Ferraioli received his B.S. in accounting from Seton Hall University and his M.B.A. from Columbia University.

Jeff Jenkins

Mr. Jenkins is a director of the Company as of the Closing. Mr. Jenkins is also a founder and partner of Bernhard Capital Partners, and has been with the firm since its inception in 2013. He serves as a member of the Investment Committee and the Portfolio Committee and is involved in all areas of the firm’s investment activities. Mr. Jenkins serves on the Board of Directors for Brown & Root, Bernhard LLC and Epic Piping. Prior to founding Bernhard Capital, Mr. Jenkins spent ten years working for The Shaw Group where he served many vital positions. During his tenure at Shaw, Mr. Jenkins served as Chief Operating Officer of Shaw Environmental and Infrastructure, where he was responsible for operations and business development. Prior to this role, he served as President of the Commercial, State, and Local group within the Environmental and Infrastructure division. Before moving into his operating roles, Mr. Jenkins served as Vice President of the Office of the Chairman where he led overall corporate development and placed a special emphasis on mergers and acquisitions, joint ventures and business development efforts. Prior to joining Shaw, Mr. Jenkins was a Corporate and Securities Attorney at Vinson & Elkins LLP where his practice focused primarily on mergers and acquisitions, private equity and venture capital, and public securities work in a broad range of industries. Mr. Jenkins received his B.A. from Louisiana State University and his J.D. from Louisiana State University after attending law school at the University of Texas.

Leonard K. Lemoine

Leonard K. “Lenny” Lemoine is the President and Chief Executive Officer of The Lemoine Company, LLC (“Lemoine”), a position he has held since January of 2011. Lemoine was founded in 1975 and has steadily grown from a small construction company, to one of the most respected, full-service contracting and construction management firms in the Southeastern United States. Lemoine constructs and manages projects ranging from minor interior renovations to some of the most complex healthcare facilities, commercial public and industrial landmarks in our region. Mr. Lemoine received his B.S. from Louisiana State University in 1979.

Messrs. Boyer, Reece and Ferraioli serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Messrs. Weiss, Jenkins and Duncan serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Messrs. Kadenacy, Lemoine and Bevan serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing.

Director Independence

The Board has determined that each of Messrs. Bevan, Duncan, Weiss, Lemoine, Jenkins, Ferraioli, Kadenacy and Reece are independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

Committees of the Board of Directors

Effective upon completion of the business combination, the Board established the audit committee (the “Audit Committee”). Members will serve on this committee until their successor is appointed or their removal from, or vacation of, such committee.

Audit Committee

The principal functions of the Audit Committee are detailed in the Audit Committee charter, which is available on the Company’s website, and include, among others:

●	appointing the Company’s independent registered public accounting firm;
●	evaluating the independent registered public accounting firm’s qualifications, independence and performance;
●	determining the engagement of the independent registered public accounting firm;
●	reviewing and approving the scope of the annual audit and the audit fee;
●	discussing with management and the independent registered public accounting firm the results of the annual audit and reviewing the Company’s quarterly financial statements;
●	approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
●	monitoring the rotation of partners of the independent registered public accounting firm on the Company’s engagement team in accordance with requirements established by the SEC;
●	being responsible for reviewing the Company’s financial statements and the Company’s management’s discussion and analysis of financial condition and results of operations to be included in the Company’s annual and quarterly reports to be filed with the SEC;
●	reviewing the Company’s critical accounting policies and estimates; and
●	reviewing the Audit Committee charter and the committee’s performance at least annually.

The members of the Audit Committee are Messrs. Murdoch, Duncan and Reece, with Mr. Murdoch serving as the chair of the committee. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. The Company believes that all of the members of the Audit Committee qualify as independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq with respect to audit committee membership. The Company also believes that Mr. Duncan qualifies as its “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Indemnification of Directors and Officers

The section entitled “Management of the Company Following the Business Combination—Limitation on Liability and Indemnification Matters” in the Proxy Statement is incorporated by herein by reference.

Director and Executive Officer Compensation

The following disclosure concerns the compensation of Boxwood’s officers and directors for the fiscal years ended December 31, 2019.

Boxwood

Prior to the consummation of the business combination, none of Boxwood’s executive officers or directors received any cash compensation for services rendered to it. The Sponsor, executive officers, directors, and their respective affiliates, were reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. Boxwood’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, executive officers, directors and Boxwood’s or their affiliates. We note that some named executive officers had economic interests in our Sponsor.

After the completion of the business combination, directors or members of Boxwood’s management team who remain with us may be paid consulting, management or other fees from the combined company.

Atlas Intermediate

The following disclosure concerns the material components of the compensation for Atlas Intermediate’s principal executive officer and its other most highly compensated executive officer, who are referred to in this section as “named executive officers,” for the fiscal year ended December 31, 2019 (i.e., pre-business combination). This section provides information in accordance with the scaled SEC disclosure rules available to “emerging growth companies.”

Named Executive Officers

As of the fiscal year ended December 31, 2019, Atlas Intermediate had two named executive officers, as follows:

●	L. Joe Boyer, Chief Executive Officer of Atlas Technical Consultants LLC (formerly Atlas Technical Consultants Intermediate Holdco LLC), which is an indirect wholly-owned subsidiary of Atlas Technical Consultants Holdings LP (“Atlas Holdings”); and
●	Walter Powell, Chief Financial Officer of Atlas Technical Consultants LLC.

Summary Compensation Table

The following table presents summary information regarding the total compensation paid to, earned by and awarded to each of Atlas’ named executive officers during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)		Total ($)
L. Joe Boyer Chief Executive Officer – Atlas Technical Consultants LLC	2019	500,000	367,610	58,400	(2)	926,010
	2018	400,000	400,000	42,662	(3)	842,662

Walter Powell Chief Financial Officer – Atlas Technical Consultants LLC	2019	320,000	181,004	37,800	(4)	538,804
	2018	275,000	206,250	24,585	(5)	505,835

(1)	Reflects performance-based, discretionary cash bonuses earned for the 2019 and 2018 performance years. In determining bonus amounts for 2019 and 2018, Atlas relied on its judgment after a comprehensive review of company and individual performance, as well as consideration of qualitative and other factors, without being tied to any formulas or pre-established weightings.
(2)	Reflects (i) a car allowance of $16,800, (ii) employer retirement plan contributions of $2,000 and (iii) the remaining amounts being attributable to employer retirement plan contributions.
(3)	Reflects (i) a car allowance of $5,600, (ii) employer-paid executive life insurance premiums of $21,062 and (iii) the remaining amounts being attributable to employer retirement plan contributions.
(4)	Reflects (i) a car allowance of $16,800 (ii) employer-paid executive life insurance premiums of $7,985 and (iii) the remaining amounts being attributable to employer retirement plan contributions.
(5)	Reflects (i) a car allowance of $5,600, (ii) employer-paid executive life insurance premiums of $7,985 and (iii) the remaining amounts being attributable to employer retirement plan contributions.

Employment Agreement

Atlas has entered into an employment agreement with Mr. Boyer, which agreement sets forth certain terms and conditions of employment, including base salary, employee benefits and severance benefits.

Prior Employment Agreement with Mr. Boyer

On October 23, 2017, Atlas Technical Consultants LLC entered into an employment agreement with Mr. Boyer to serve as its Chief Executive Officer, with an initial term of three years and automatic one-year renewals thereafter (the “Prior Boyer Agreement”). Under the Prior Boyer Agreement, Mr. Boyer’s annual base salary was initially set at $400,000 (with potential adjustments to be approved by the board of managers of Atlas Technical Consultants Holdings GP LLC (“Holdco GP”)). Mr. Boyer was also eligible under the agreement to (i) earn an annual performance bonus, (ii) receive incentive equity interests in Atlas Holdings, (iii) participate in applicable benefit plans and other benefits provided generally to similarly situated employees of Atlas Technical Consultants LLC and (iv) receive reimbursement for reasonable business expenses.

Under the Prior Boyer Agreement, if Mr. Boyer’s employment was terminated by Atlas Technical Consultants LLC without cause or by Mr. Boyer for good reason, he would have been entitled to receive, subject to his execution of a release of claims, (i) his annual bonus, to the extent earned, pro-rated for any fractional years, (ii) a severance payment equal to 100% of his then-applicable base salary, payable in ratable installments over the 12 months following his termination and (iii) continuation of health benefits for the 12 months following his termination. Upon his death or permanent disability, Mr. Boyer would have been entitled to receive (i) his annual bonus, to the extent earned, pro-rated for any fractional years and (ii) a severance payment equal to 100% of his then-applicable base salary, payable in ratable installments over the 12 months following his termination.

In addition to the Prior Boyer Agreement, and as a condition to his employment, Mr. Boyer also entered into a Confidentiality, Non-Interference, and Invention Assignment Agreement on October 23, 2017, with Atlas Technical Consultants LLC. The agreement contains customary confidentiality, assignment of developments, non-competition, non-interference, non-solicitation and non-disparagement provisions. The non-competition, non-interference and non-solicitation provisions generally extend for 12 months after termination of Mr. Boyer’s employment, while the confidentiality and non-disparagement provisions extend indefinitely.

New Employment Agreement with Mr. Boyer.

The description of Mr. Boyer’s new employment agreement contained in “Management—Employment Agreement” is incorporated herein by reference. The Company intends to develop an executive compensation program that is designed to align compensation with the Company’s business objectives and the creation of stockholder value while enabling the Company to attract, motivate and retain individuals who contribute to its long-term success. Decisions on the executive compensation program will be made by the Compensation Committee.

Post Business Combination

The Company intends to develop an executive compensation program that is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Incentive Plan

The Board adopted and the stockholders of the Company approved the Atlas Technical Consultants, Inc. 2019 Incentive Plan (the “Incentive Plan”), effective upon Closing. The material terms of the Incentive Plan are described in the section entitled “The Incentive Plan Proposal” in the Proxy Statement, which is incorporated herein by reference.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan, which is attached hereto as Exhibit 10.11 and is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Nomination Agreement”, “—Continuing Members Registration Rights Agreement”, “—Voting Agreement,” “—Lock-up Agreement” and “—Credit Agreement” is incorporated herein by reference.

The information set forth in the section entitled “Certain Relationships and Related Party Transactions” in the Proxy Statement is incorporated herein by reference.

Financial Advisor Engagement

In connection with the business combination, Boxwood engaged Macquarie Capital, an affiliate of the Sponsor, to act as its financial advisor. At the Closing, Boxwood paid Macquarie Capital a $4 million fee, comprised of $2 million in cash and 200 shares of newly issued common stock valued at $10 per share.

Placement Agent Engagements

In connection with the business combination, Boxwood engaged placement agents, including Macquarie Capital and Helena Advisors, LLC (“Helena”), to act as its placement agents in connection with the private placement of any PIPE securities with any PIPE investors. Macquarie Capital is an affiliate of the Sponsor and Joe Reece, a member of the Board, formerly served as the Founder and Chief Executive Officer of Helena from October 2018 to October 2019. At the Closing, Boxwood paid Macquarie and Helena cash fees of approximately $0.4 million and approximately $0.4 million, respectively.

Legal Proceedings

The section entitled “Other Information Related to Boxwood—Legal Proceedings” in the Proxy Statement is incorporated herein by reference, the section entitled “Business of Atlas—Legal and Environmental” in the Proxy Statement is incorporated herein by reference and the section entitled “Supplemental Information to the Definitive Proxy Statement—Update to Legal Proceedings” in the Proxy Supplement is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company’s units (consisting of one share of Class A common stock and one redeemable warrant), Class A common stock and warrants were historically quoted on NASDAQ under the symbols “BWMCU,” “BWMC” and “BWMCW,” respectively. The Company’s units commenced public trading on November 16, 2018, and the shares of Class A Common Stock and warrants commenced public trading on January 17, 2019.

On February 14, 2020, in connection and concurrently with the Closing, all of the units of the Company separated into their component parts of one share of Class A common stock and one warrant to purchase one share of Class A common stock of the Company, and the units ceased trading on Nasdaq. Following the Closing, the Company’s Class A common stock and warrants will continue to be listed on Nasdaq under the new trading symbols of “ATCX” and “ATCXW,” respectively.

There is no public market for the Class B common stock.

As of the Closing Date but prior to the consummation of the business combination, there was approximately 1 holder of record of Class A common stock and four holders of record of Class F common stock.

The Company has not paid any cash dividends on the Class A common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and the Company’s general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time.

Description of the Company’s Securities

The information set forth in the section entitled “Description of Securities” in the Proxy Statement is incorporated by reference herein.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth in the section entitled “Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Class A Common Stock Issuance

On February 3, 2020, the Company entered into a subscription agreement with SCST, Inc., a California corporation pursuant to which it agreed to acquire 105,977 shares of Class A common stock (the “SCST Stock”) in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The issuance of the SCST Stock was completed at Closing.

In connection with the business combination, GSO was transferred 1,200,000 shares of Class F common stock pursuant to the previously disclosed closing payment letter, dated January 22, between Boxwood and GSO, as consideration for the purchase of Preferred Units made pursuant to the Subscription Agreement. These shares were then automatically converted into 1,200,000 shares of Class A common stock. In connection with this issuance, 1,200,000 shares of the Sponsor’s Class F common stock were cancelled.

In connection with the business combination, the Company issued 200,000 shares of Class A common stock to Macquarie Capital as consideration for their services as a financial advisor.

The Company common stock issued in the business combination was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Class B Common Stock Issuance

On the Closing Date, the Company issued 23,912,988 shares of Class B common stock to the Seller in connection with the business combination. These issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Descriptions of the rights, preferences and privileges of the Class B common stock are set forth under “—Description of the Company’s Securities” above.

Item 3.03	Material Modification to Rights of Security Holders

Second Amended and Restated Charter

On February 14, 2020, the Company filed the second amended and restated certificate of incorporation (the “A&R Charter”) with the Secretary of State of the State of Delaware. The material terms of the A&R Charter and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “The Business Combination Proposal — Related Agreements — Second Amended and Restated Charter, ” “The Charter Amendment Proposal” and the “Advisory Charter Proposals,” which are incorporated by reference herein.

The foregoing description of the A&R Charter does not purport to be complete and is qualified by reference to the A&R Charter, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amended and Restated Bylaws

On February 13, 2020, the Board amended the Amended and Restated Bylaws of the Company (the “Bylaws”). The general effect of such amendments is to: (i) no longer permit stockholder action by written consent, (ii) reflect the Nomination Agreement, (iii) place customary requirements on stockholders seeking to nominate an individual as a director, (iv) revise the indemnification provisions to reflect the Charter, (v) prescribe that the number of directors of the Board be set by resolution of the Board from time to time, (vi) provide that any vacancy on the Board may be filled by the affirmative vote of a majority of the Board and (vii) permit the Chief Executive Officer to call a special meeting of the Board.

The foregoing description of the Bylaws does not purport to be complete and is qualified by reference to the Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

To the extent required, the information set forth under “Introductory Note” and “Nomination Agreement” in Item 1.01 and Item 2.01 is incorporated herein by reference.

[2]	Party term to be checked after Credit Facility description added.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the sections entitled “Directors and Executive Officers,” “Indemnification of Directors and Officers” and “Director and Executive Officer Compensation” of the Proxy Statement are incorporated herein by reference.

The information set forth under “Directors and Executive Officers” in Item 2.01 is incorporated herein by reference.

In addition, the Incentive Plan became effective upon Closing. The material terms of the Incentive Plan are described in the section entitled “The Incentive Plan Proposal” in the Proxy Statement, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.06	Change in Shell Company Status

As a result of the business combination, which fulfilled the definition of an initial business combination as required by the Company’s amended and restated certificate of incorporation, the Company ceased to be a shell company, as defined in Rule 12b-2 of the Exchange Act, as of the Closing Date. The material terms of the business combination are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal” and the Proxy Supplement in the section entitled “Supplemental Information to the Definitive Proxy Statement” which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired

The unaudited condensed consolidated and combined financial statements of Atlas Intermediate Holdings LLC and ATC Group Partners LLC as of September 30, 2019, and for the nine-month period ended September 30, 2019 are attached hereto as Exhibit 99.3 and are incorporated by reference herein.

The historical financial statements of Atlas Intermediate as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 included in the Proxy Statement beginning on page F-1 are incorporated herein by reference.

(b)       Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d)       Exhibits:

Exhibit No.	Description
2.1	Unit Purchase Agreement, dated August 12, 2019, by and among the Company, Atlas TC Holdings LLC, Atlas TC Buyer LLC, Atlas Intermediate Holdings LLC and Atlas Technical Consultants Holdings LP (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2019).
2.2	Amendment No. 1 to Unit Purchase Agreement, dated as of January 23, 2020, by and among the Company, Atlas TC Holdings LLC, Atlas TC Buyer LLC, Atlas Intermediate Holdings LLC and Atlas Technical Consultants LP (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2020).
3.1	Second Amended and Restated Certificate of Incorporation of Atlas Technical Consultants, Inc..
3.2	Second Amended and Restated Bylaws of Atlas Technical Consultants, Inc.
4.3	Warrant Agreement, dated November 15, 2018, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
10.1	Subscription Agreement, dated as of February 14, 2020 between Atlas TC Holdings LLC and GSO COF III AIV-2 LP.
10.2	Support Letter, dated as of February 14, 2020, between Boxwood Merger Corp. and GSO Capital Partners LP.
10.3	Credit Agreement, dated as of February 14, 2020, by and among Atlas TC Holdings LLC, Atlas TC Buyer LLC, Atlas Intermediate Holdings LLC, the lenders and issuing banks from time to time party thereto, and Macquarie Capital Funding LLC, as administrative agent and collateral agent.
10.4	Nomination Agreement dated as of February 14, 2019, by and among Atlas Technical Consultants, Inc., BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and BCP Energy Services Executive Fund, LP.
10.5	Registration Rights Agreement, dated as of February 14, 2019, by and among Atlas Technical Consultants, Inc. and Atlas Technical Consultants Holdings LP and its limited partners.
10.6	Registration Rights Agreement, dated as of February 14, 2020, by and among Boxwood Merger Corp. and GSO Capital Opportunities Fund III LP.
10.7	Voting Agreement, dated as of February 14, 2019, by and between Atlas Technical Consultants, Inc. and Boxwood Sponsor LLC.
10.8	Lockup Agreement, dated as of February 14, 2019, by and between Atlas Technical Consultants, Inc. and Boxwood Sponsor LLC.
10.9	Amended and Restated Limited Liability Company Agreement of Atlas TC Holdings LLC, dated as of February 14, 2020.
10.10	Restrictive Covenant Agreement, dated February 14, 2020, by and among Atlas Technical Consultants Holdings LP, Atlas Technical Consultants, SPV, LLC and Arrow Environmental SPV, LLC.
10.11	Atlas Technical Consultants, Inc. 2019 Omnibus Incentive Plan.
10.12	Commitment Letter, dated as of January 23, 2020, by and among Boxwood Merger Corp., Atlas TC Holdings LLC and GSO Capital Partners LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2020).
10.13	Closing Payment Letter, dated as of January 23, 2020, by and among Boxwood Merger Corp., Atlas TC Holdings LLC and GSO Capital Partners LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2020).
10.14	Forfeiture Agreement, dated as of January 23, 2020, by and among Boxwood Sponsor, LLC and Atlas Technical Consultants Holdings LP (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2020).
10.15	Amendment No. 1 to Commitment Letter, dated as of January 23, 2020, by and among Boxwood Merger Corp., Macquarie Capital Funding LLC, Macquarie Capital (USA) Inc. and Natixis, New York Branch (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2020).
10.16	Debt Commitment Letter, dated August 12, 2019, by and among Boxwood Merger Corp., Macquarie Capital Funding LLC, Macquarie Capital (USA) Inc. and Natixis, New York Branch (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2019).
10.17	Employment Agreement, dated as of August 12, 2019, by and between Boxwood Merger Corp. and L. Joe Boyer (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2019).

10.18	Stockholder Support Agreement, dated as of August 12, 2019, by and between Atlas Technical Consultants Holdings LP, Boxwood Sponsor LLC, MIHI Boxwood Sponsor LLC, MIHI LLC, Boxwood Management Company, LLC and the Company’s officers and directors (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2019).
10.19	Letter Agreement, dated November 15, 2018, among the Company, Boxwood Sponsor, LLC, and each of the officers and directors of the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
10.20	Investment Management Trust Agreement, dated November 15, 2018, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
10.21	Registration Rights Agreement, dated November 15, 2018, among the Company, Boxwood Sponsor, LLC and initial stockholders party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
10.22	Securities Purchase Agreement, dated November 15, 2018, between the Company and Boxwood Sponsor, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
10.23	Expense Advancement Agreement, dated November 15, 2018, between the Company and Boxwood (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
10.24	Letter Agreement, dated November 15, 2018, between the Company and Macquarie Capital (USA) Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
10.25	Letter Agreement, dated November 15, 2018, among the Company, MIHI LLC and Boxwood Management Company, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
10.26	Promissory Note, Dated August 22, 2018, issued to Boxwood Sponsor LLC (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 26, 2018).
10.27	Securities Subscription Agreement, dated June 28, 2017, between the Registrant and MIHI LLC (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 26, 2018).
10.28	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 26, 2018).
10.29	Securities Assignment Agreement, dated as of October 22, 2018, between Boxwood Sponsor LLC and the independent director nominees (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 26, 2018).
21.1	Subsidiaries of the Company.
99.1	Unaudited pro forma condensed consolidated combined financial information of Atlas Intermediate Holdings, LLC for the year ended December 31, 2018 and as of and for the nine months ended September 30, 2019.
99.2	Management’s Discussion and Analysis of Financial Condition and Operations.
99.3	The unaudited condensed consolidated and combined financial statements of Atlas Intermediate Holdings LLC and ATC Group Partners LLC as of September 30, 2019, and for the nine-month period ended September 30, 2019 are attached hereto as Exhibit 99.3 and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

	By:	/s/ L. Joe Boyer
Dated: February 14, 2020		Name:	L. Joe Boyer
		Title:	Chief Executive Officer